UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2013

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 11, 2013, Bimini Capital Management, Inc. (the “Company” or “Bimini”) held its Annual Stockholders’ Meeting in Vero Beach, Florida.  The total number of shares of Class A and Class B common stock entitled to vote at the Annual Meeting was 10,665,054, of which 9,286,501 shares, or 87.1%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of one Class I director to serve on the Board until the 2016 Annual Meeting of Stockholders.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Frank E. Jaumot	3,519,255	157,443	595,475	5,014,328

Based on the foregoing votes, Mr. Jaumot was elected to serve as Class I director until the 2016 Annual Meeting of Stockholders.  The continuing directors of the Company are Robert J. Dwyer and Robert E. Cauley.

Proposal 2.  Ratification of the selection of BDO USA, LLP as independent registered public accounting firm for the Company for the 2013 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,817,412	427,753	41,336	-

Based on the foregoing votes, the selection of BDO USA, LLP as independent registered public accounting firm for the Company for the 2013 fiscal year was ratified.

Proposal 3.  Non-binding, advisory vote of the compensation granted to the Company’s executive officers in 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,646,931	584,062	41,180	5,014,328

Based on the foregoing votes, and because Abstentions and Broker Non-Votes are treated as votes against the proposal, the Company’s 2012 executive compensation was not approved by shareholders.  If Abstentions and Broker Non-Votes were excluded, 2012 executive compensation would have been approved by 86.2% of the vote.

Proposal 4.  Non-binding, advisory vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstentions
1,231,111	42,117	2,949,354	49,592

Based on the foregoing votes, shareholders approved a frequency of once every  three years for future advisory votes on the Company’s executive compensation.

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer